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Exhibit (a)(1)(ii)

        LETTER OF TRANSMITTAL

To Tender Common Units Of
OSG America L.P. (the "Partnership")
Pursuant to the Offer to Purchase
Dated November 5, 2009
by

OSG Bulk Ships, Inc.

A WHOLLY OWNED SUBSIDIARY OF

OVERSEAS SHIPHOLDING GROUP, INC.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON DECEMBER 4, 2009, UNLESS EXTENDED (THE "EXPIRATION DATE"). THE OFFER PRICE IS $10.25 PER UNIT.

        IF YOU HAVE THE CERTIFICATE ORIGINALLY ISSUED TO REPRESENT YOUR COMMON UNITS OF THE PARTNERSHIP PLEASE SEND IT TO THE DEPOSITARY WITH THIS LETTER OF TRANSMITTAL.

The Depositary for the Offer is:

By Mail:	By Overnight Courier or Hand:
BNY Mellon Shareowner Services Attn: Corporate Action Dept., 27th Floor P.O. Box 3301 South Hackensack, NJ 07606	BNY Mellon Shareowner Services Attn: Corporate Action Dept., 27th Floor 480 Washington Boulevard Jersey City, NJ 07310
By Telephone: (201) 680-4860

        To participate in the Offer, you must send a duly executed copy of this Letter of Transmittal and any other documents required by this Letter of Transmittal so that such documents are received by BNY Mellon Shareowner Services (the "Depositary"), on or prior to the Expiration Date. If you are delivering your Units by book-entry transfer to an account maintained by the Depositary at The Depository Trust Company ("DTC"), you may use this Letter of Transmittal or you may use an Agent's Message (as defined in Instruction 1 below). In this document, Unitholders who deliver certificates representing their Units are referred to as "Certificate Unitholders." Unitholders who deliver their Units through book-entry transfer are referred to as "Book-Entry Unitholders." If certificates for your Units are not immediately available or you cannot deliver your certificates and all other required documents to the Depositary on or prior to the expiration date of the Offer (as defined below), or you cannot comply with the book-entry transfer procedure on a timely basis, you may nevertheless tender your Units according to the guaranteed delivery procedure set forth in "THE OFFER—Section 3. Procedure for Tendering Units." Delivery of documents to DTC will not constitute delivery to the Depositary.

        The method of delivery of this Letter of Transmittal and all other required documents is at your option and risk, and delivery will be deemed made only when actually received by the Depositary. If delivery is by mail, registered mail with return receipt requested is recommended. In all cases, sufficient time should be allowed to assure timely delivery. Delivery of this Letter of Transmittal or any other required documents to an address other than as set forth above does not constitute valid delivery.

        For information or assistance in connection with the Offer or the completion of this Letter of Transmittal, please contact Innisfree M&A Incorporated, which is acting as Information Agent (the "Information Agent") toll-free at 888-750-5834.

        The instructions accompanying this Letter of Transmittal should be read carefully before this Letter of Transmittal is completed.

        WHEN TENDERING, YOU MUST SEND ALL PAGES OF THIS LETTER OF TRANSMITTAL, INCLUDING THE FORM W-9 ATTACHED HERETO.

DESCRIPTION OF UNITS TENDERED

Name(s), Address(es), Number of Units Owned and Tax Identification Number of Registered Holder(s).
(Please indicate changes or corrections to the name, address, number of Units owned and tax identification number printed below.)
Total Number of Units Tendered (#)

SPECIAL PAYMENT INSTRUCTIONS
(See Instructions 2, 4 and 8)

        To be completed ONLY if the consideration for the purchase price of Units accepted for payment is to be issued in the name of someone other than the undersigned.

☐
Issue consideration to:

Name:
(Please Type or Print)

Address:
(Include Zip Code)
(Tax Identification or Social Security No.) (See Form W-9)

SPECIAL PAYMENT INSTRUCTIONS
(See Instructions 2, 4 and 8)

        To be completed ONLY if the consideration for the purchase price of Units accepted for payment is to be sent to someone other than the undersigned or to the undersigned at an address other than that shown above.

☐
Mail Consideration to:

Name:
(Please Type or Print)

Address:
(Include Zip Code)

NOTE: SIGNATURES MUST BE PROVIDED BELOW.
PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

        The undersigned hereby acknowledges that he or she has received and reviewed (i) the Offer to Purchase (the "Offer to Purchase") dated November 5, 2009 (the "Offer Date") relating to the Offer by OSG Bulk Ships, Inc. (the "Purchaser") to purchase any and all common units (the "Units") of the Partnership and (ii) this Letter of Transmittal and the Instructions hereto, as each may be supplemented or amended from time to time (collectively, the "Offer").

        Neither Overseas Shipholding Group, Inc. nor the Purchaser makes any recommendation regarding whether you should accept or reject the Offer. You are urged to carefully review the Offer to Purchase and to seek the advice of your independent lawyer, tax advisor and/or financial advisor with respect to your particular circumstances before deciding whether or not to accept the Offer.

        Upon the terms and subject to the conditions set forth in the Offer to Purchase and this Letter of Transmittal, the undersigned hereto hereby tenders to the Purchaser the Units set forth in the box above entitled "Description of Units Tendered," at the price indicated in the Offer and any supplement thereto (the "Offer Price"), to the undersigned in cash, without interest.

        By executing this Letter of Transmittal, the undersigned hereby acknowledges that neither the Purchaser nor Overseas Shipholding Group, Inc. make any recommendation regarding whether the undersigned should accept the Offer.

        Subject to and effective upon acceptance for payment of any of the Units tendered hereby in accordance with the terms of the Offer, the undersigned hereto hereby irrevocably sells, assigns, transfers, conveys and delivers to, or upon the order of, the Purchaser all right, title and interest in and to such Units tendered hereby that are accepted for payment pursuant to the Offer, including, without limitation, (1) all of the undersigned's interest in the capital of the Partnership, and the undersigned's interest in all profits, losses and distributions of any kind to which the undersigned shall at any time be entitled in respect of the Units, including, without limitation, distributions in the ordinary course, distributions from sales of assets, distributions upon liquidation, winding-up, or dissolution, payments in settlement of existing or future litigation, and all other distributions and payments from and after the Expiration Date of the Offer, in respect of the Units tendered by the undersigned and accepted for payment and thereby purchased by the Purchaser; (2) all other payments, if any, due or to become due to the undersigned in respect of the Units, under or arising out of the amended and restated limited partnership agreement and certificate of limited partnership of the Partnership (collectively, the "Partnership Agreement"), whether as contractual obligations, damages, insurance proceeds, condemnation awards or otherwise; (3) all of the undersigned's claims, rights, powers, privileges, authority, options, security interests, liens and remedies, if any, under or arising out of the Partnership Agreement or the undersigned's ownership of the Units, including, without limitation, all voting rights, rights of first offer, first refusal or similar rights, and rights to be substituted as a limited partner of the Partnership; and (4) to the extent permitted by law, all present and future claims, if any, of the undersigned whether on behalf of the Partnership, individually or on behalf of a putative class (including without limitation any claims against limited partners of the Partnership, the general partner(s) and/or any affiliates thereof) under, arising out of or related to the Partnership Agreement, the undersigned's status as a limited partner, the terms or conditions of the Offer, the management of the Partnership, monies loaned or advanced, services rendered to the Partnership or its partners, or any other claims arising out of or related to the undersigned's ownership of Units.

        The undersigned hereto irrevocably appoints the Purchaser and its designees as his or her proxy, each with full power of substitution, to the fullest extent of the undersigned's rights with respect to the Units tendered by him or her and accepted for payment by the Purchaser. Such proxy shall be considered coupled with an interest in the tendered Units. Such appointment will be effective when, and only to the extent that, we accept the tendered Units for payment. Upon such acceptance for payment, all prior proxies and consents given by the undersigned hereto with respect to the Units will, without further action, be revoked, and no subsequent proxies or consents may be given (and if given will not be effective). The Purchaser and its designees are, as to those Units, empowered to exercise all voting and other rights as a limited partner as the Purchaser, in its discretion, may deem proper at any meeting of limited partners, by written consent or otherwise. By executing this Letter of Transmittal, the undersigned agrees to execute all such documents and take such other actions as shall be reasonably required to enable the Units tendered to be voted in accordance with the Purchaser's directions. The proxy granted by the undersigned hereto to the Purchaser will remain effective and be irrevocable for a period of ten years following the Expiration Date of the Offer.

        The undersigned hereto hereby irrevocably constitutes and appoints the Purchaser and any designees of the Purchaser as the true and lawful agent and attorney-in-fact of the undersigned with respect to such Units, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to do all such acts and things necessary or expedient to deliver such Units and transfer ownership of such Units on the partnership books maintained by the general partner or on the account books maintained by DTC, as applicable, together with all accompanying evidence of transfer and authenticity to, or upon the order of, the Purchaser, to sign any and all documents necessary to authorize the transfer of the Units to the Purchaser including, without limitation, the "Transferor's (Seller's) Application for Transfer" created by the National Association of Securities Dealers, Inc., if required, and upon receipt by the Depositary (as the undersigned's agent) of the Offer Price, to become a limited partner, to receive any and all distributions made or declared by the Partnership from and after the Expiration Date of the Offer (regardless of the record date for any such distribution), and to receive all benefits and otherwise exercise all rights of beneficial ownership of such Units, all in accordance with the terms of the Offer. This appointment is effective upon purchase of the Units by the Purchaser and will remain effective and be irrevocable for a period of ten years following the Expiration Date of the Offer. Upon purchase of the Units pursuant to the Offer, all prior powers of attorney given by the undersigned hereto with respect to such Units will be revoked and no subsequent powers of attorney may be given (and if given will not be deemed effective).

        In addition to and without limiting the generality of the foregoing, the undersigned hereto hereby irrevocably (i) requests and authorizes (subject to and effective upon acceptance for payment of any Unit tendered hereby) the Partnership and its general partner to take any and all actions as may be required to effect the transfer of the undersigned's Units to the Purchaser (or its designee) and to admit the Purchaser as a limited partner in the Partnership under the terms of the Partnership Agreement; (ii) empowers the Purchaser and its agent to execute and deliver to the general partner a change of address form instructing the general partner to send any and all future distributions to the address specified in the form, and to endorse any check payable to or upon the order of such Unit holder representing a distribution to which the Purchaser is entitled pursuant to the terms of the Offer, in each case, in the name and on behalf of the tendering Unit holder; (iii) agrees not to exercise any rights pertaining to the Units without the prior consent of the Purchaser; and (iv) requests and consents to the transfer of the Units, to be deemed to take effect as of the first day of the calendar quarter in which the Offer expires. Although the payment date will occur after expiration of the Offer, in the books and records of the Partnership the change in ownership of tendered Units will be made retroactive to the first day of the calendar quarter in which the Offer expires. For tax, accounting and financial reporting purposes, the transfer of tendered Units will be deemed to take effect on the first day of the calendar quarter in which the Offer expires. Accordingly, all profits and losses relating to any tendered Units will be allocated to us from and after this date.

        Notwithstanding any provision in the Partnership Agreement to the contrary, the undersigned hereto hereby directs the general partner to make all distributions after the Purchaser accepts the tendered Units for payment to the Purchaser or its designee. Subject to and effective upon acceptance for payment of any Unit tendered hereby, the undersigned hereby requests that the Purchaser be admitted to the Partnership as a limited partner under the terms of the Partnership Agreement. Upon request, the undersigned will execute and deliver additional documents deemed by the Depositary or the Purchaser to be necessary or desirable to complete the assignment, transfer and purchase of Units tendered hereby and will hold any distributions received from the Partnership after the Expiration Date in trust for the benefit of the Purchaser and, if necessary, will promptly forward to the Purchaser any such distributions immediately upon receipt. The Purchaser reserves the right to transfer or assign, in whole or in part, from time to time, to one or more of its affiliates, the right to purchase Units tendered pursuant to the Offer, but any such transfer or assignment will not relieve the Purchaser of its obligations under the Offer or prejudice the rights of tendering Unit holders to receive payment for Units validly tendered and accepted for payment pursuant to the Offer.

        By executing this Letter of Transmittal, the undersigned hereto represents that either (i) the undersigned is not a plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or an entity deemed to hold "plan assets" within the meaning of 29 C.F.R. Section 2510.3-101 of any such plan, or (ii) the tender and acceptance of Units pursuant to the Offer will not result in a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

        The undersigned hereto understands that a tender of Units to the Purchaser will constitute a binding agreement between the undersigned and the Purchaser upon the terms and subject to the conditions of the Offer. The undersigned recognizes that under certain circumstances set forth in the Offer, the Purchaser may not be required to accept for payment any or all of the Units tendered hereby. In such event, the undersigned understands that any Letter of Transmittal for Units not accepted for payment may be returned to the undersigned or destroyed by the Purchaser (or its agent). This tender is irrevocable, except that Units tendered pursuant to the Offer may be withdrawn at any time prior to the Expiration Date.

        The undersigned hereto has made his or her own decision to tender Units.

        The undersigned hereto hereby represents and warrants for the benefit of the Partnership and the Purchaser that the undersigned owns the Units tendered hereby and has full power and authority and has taken all necessary action to validly tender, sell, assign, transfer, convey and deliver the Units tendered hereby and that when the same are accepted for payment by the Purchaser, the Purchaser will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof, and such Units will not be subject to any adverse claims and that the transfer and assignment contemplated herein are in compliance with all applicable laws and regulations.

        All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned hereto, and any obligations of the undersigned shall be binding upon the heirs, personal representatives, trustees in bankruptcy, legal representatives, and successors and assigns of the undersigned.

        The undersigned hereto further represents and warrants that, to the extent a certificate evidencing the Units tendered hereby (the "original certificate") is not delivered by the undersigned together with this Letter of Transmittal, (i) the undersigned has not sold, transferred, conveyed, assigned, pledged, deposited or otherwise disposed of any portion of the Units, (ii) the undersigned has caused a diligent search of its records to be taken and has been unable to locate the original certificate, (iii) if the undersigned shall find or recover the original certificate evidencing the Units, the undersigned will immediately and without consideration surrender it to the Purchaser; and (iv) the undersigned shall at all times indemnify, defend, and save harmless the Purchaser and the Partnership, its successors, and its assigns from and against any and all claims, actions, and suits whether groundless or otherwise, and from and against any and all liabilities, losses, damages, judgments, costs, charges, counsel fees, and other expenses of every nature and character by reason of honoring or refusing to honor the original certificate when presented by or on behalf of a holder in due course of a holder appearing to or believed by the partnership to be such, or by issuance or delivery of a replacement certificate, or the making of any payment, delivery, or credit in respect of the original certificate without surrender thereof, or in respect of the replacement certificate.

IMPORTANT: WHEN TENDERING, YOU MUST SEND ALL PAGES OF THIS LETTER OF
TRANSMITTAL, INCLUDING EXECUTED TAX CERTIFICATIONS ON NEXT PAGE.

  SIGNATURE BOX
  (SEE INSTRUCTION 2)

              Please sign exactly as your name is printed on the front of this Letter of Transmittal. For joint owners, each joint owner must sign. (See Instruction 2).

              The undersigned hereto hereby represents, warrants and agrees as set forth in this Letter of Transmittal and tenders the Units indicated in this Letter of Transmittal to the Purchaser pursuant to the terms of the Offer.

X
(Signature of Owner)
X
(Signature of Joint Owner)

Name and Capacity (if other than individuals):

Title:

Address:

(City)	(State)	(Zip)
Area Code and Telephone No. (Day):

(Evening):

  SIGNATURE GUARANTEE (If Required)
  (SEE INSTRUCTION 2)

          YOU DO NOT NEED TO HAVE YOUR SIGNATURE GUARANTEED UNLESS YOU ARE A TRUSTEE, EXECUTOR, ADMINISTRATOR, GUARDIAN, ATTORNEY-IN-FACT, OFFICER OF A CORPORATION OR OTHER PERSON ACTING IN A FIDUCIARY OR REPRESENTATIVE CAPACITY.

Name and Address of Eligible Institution:
Authorized Signature: X

Name:

Title:	Date

 INSTRUCTIONS

FOR COMPLETING LETTER OF TRANSMITTAL

        1.    Requirements of Tender.    To be effective, (i) a duly completed and signed Letter of Transmittal (or facsimile thereof) or (ii) an Agent's Message and (iii) any other required documents must be received by the Depositary at one of its addresses (or its facsimile number) set forth herein on or before the date and time of the Expiration Date, unless extended. To ensure receipt of the Letter of Transmittal and any other required documents, it is suggested that you use overnight courier delivery or, if the Letter of Transmittal and any other required documents are to be delivered by United States mail, that you use certified or registered mail, return receipt requested.

        Our records indicate that you own the number of Units set forth in the box above entitled "Description of Units Tendered" under the column entitled "Name(s), Address(es), Number of Units Owned and Tax Identification Number of Registered Holder(s)." If you would like to tender only a portion of your Units, please so indicate in the space provided in the box above entitled "Description of Units Tendered".

        Unitholders whose Units are not immediately available or who cannot deliver all other required documents to the Depositary on or prior to the Expiration Date or who cannot comply with the procedure for book-entry transfer on a timely basis, may nevertheless tender their Units by properly completing and duly executing a Notice of Guaranteed Delivery pursuant to the guaranteed delivery procedure set forth in "THE OFFER—Section 3. Procedure for Tendering Units." Pursuant to such procedure: (a) such tender must be made by or through an Eligible Institution, (b) a properly completed and duly executed Notice of Guaranteed Delivery substantially in the form provided by Purchaser must be received by the Depositary prior to the Expiration Date and (c) Unit certificates representing all tendered Units, in proper form for transfer (or a Book Entry Confirmation with respect to such Units), as well as a Letter of Transmittal, properly completed and duly executed with any required signature guarantees (unless, in the case of a book-entry transfer, an Agent's Message is utilized), and all other documents required by this Letter of Transmittal, must be received by the Depositary within three New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery.

        The term "Agent's Message" means a message, transmitted by DTC to, and received by, the Depositary and forming part of a Book-Entry Confirmation, which states that DTC has received an express acknowledgment from the participant in DTC tendering the Units which are the subject of such Book-Entry Confirmation that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that Purchaser may enforce such agreement against the participant.

        WHEN TENDERING, YOU MUST SEND ALL PAGES OF THE LETTER OF TRANSMITTAL, INCLUDING THE FORM W-9 ATTACHED HERETO.

        THE METHOD OF DELIVERY OF THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE TENDERING UNIT HOLDER AND DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE DEPOSITARY. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY.

        2.    Signature Requirements.

        Individual and Joint Owners.    After carefully reading and completing the Letter of Transmittal, to tender Units, Unit holders must sign at the "X" in the Signature Box of the Letter of Transmittal. The signature(s) must correspond exactly with the names printed (or corrected) on the front of the Letter of Transmittal. No signature guarantee on the Letter of Transmittal is required if the Letter of Transmittal is signed by the Unit holder (or beneficial owner in the case of an IRA). If any tendered Units are registered in the names of two or more joint owners, all such owners must sign this Letter of Transmittal.

        IRAs/Eligible Institutions.    For Units held in an IRA account, the beneficial owner should sign in the Signature Box and no signature guarantee is required. Similarly, no signature guarantee is required if Units are tendered for the account of a member firm of a registered national security exchange, a member firm of the National Association of Securities Dealers, Inc. or a commercial bank, savings bank, credit union, savings and loan association or trust company having an office, branch or agency in the United States (each an "Eligible Institution").

        Trustees, Corporations, Partnership and Fiduciaries.    Trustees, executors, administrators, guardians, attorneys-in-fact, officers of a corporation, authorized partners of a partnership or other persons acting in a fiduciary or representative capacity must sign at the "X" in the Signature Box and have their signatures guaranteed by an Eligible Institution by completing the signature guarantee set forth in the Signature Box of the Letter of Transmittal. If the Letter of Transmittal is signed by trustees, administrators, guardians, attorneys-in-fact, officers of a corporation, authorized partners of a partnership or others acting in a fiduciary or representative capacity, such persons should, in addition to having their signatures guaranteed, indicate their title in the Signature Box and must submit proper evidence satisfactory to the Purchaser of their authority to so act (see Instruction 3 below).

        3.    Documentation Requirements.    In addition to the information required to be completed on the Letter of Transmittal, additional documentation may be required by the Purchaser under certain circumstances including, but not limited to, those listed below. Questions on documentation should be directed to the Depositary at its telephone number set forth herein.

Deceased Owner (Joint Tenant)	— Copy of death certificate.
Deceased Owner (Others)	— Copy of death certificate (see also Executor/Administrator/Guardian below).
Executor/Administrator/Guardian	— Copy of court appointment documents for executor or administrator; and
(a) a copy of applicable provisions of the will (title page, executor(s)' powers, asset distribution); or
(b) estate distribution documents.
Attorney-in-Fact	— Current power of attorney.
Corporation/Partnership	— Corporate resolution(s) or other evidence of authority to act. Partnership should furnish a copy of the partnership agreement.
Trust/Pension Plans

—     Unless the trustee(s) are named in the registration, a copy of the cover page of the trust or pension plan, along with a copy of the section(s) setting forth names and powers of trustee(s) and any amendments to such sections or appointment of successor trustee(s).

        4.    Special Payment and Delivery Instructions.    If consideration is to be issued in the name of a person other than the person signing the Signature Box of the Letter of Transmittal or if consideration is to be sent to someone other than such signer or to an address other than that set forth on the Letter of Transmittal in the box entitled "Description of Units Tendered," the appropriate boxes on the Letter of Transmittal should be completed.

        5.    Conditional Tenders.    No alternative, conditional or contingent tenders will be accepted.

        6.    Validity of Letter of Transmittal.    All questions as to the validity, form, eligibility (including time of receipt) and acceptance of a Letter of Transmittal and other required documents will be determined by the Purchaser and such determination will be final and binding. The Purchaser's interpretation of the terms and conditions of the Offer (including these Instructions for this Letter of Transmittal) will be final and binding. The Purchaser will have the right to waive any irregularities or conditions as to the manner of tendering. Any irregularities in connection with tenders, unless waived, must be cured within such time as the Purchaser shall determine. This Letter of Transmittal will not be valid until any irregularities have been cured or waived. Neither the Purchaser nor the Depositary are under any duty to give notification of defects in a Letter of Transmittal and will incur no liability for failure to give such notification.

        7.    Assignee Status.    Assignees must provide documentation to the Depositary which demonstrates, to the satisfaction of the Purchaser, such person's status as an assignee.

        8.    Transfer Taxes.    The amount of any transfer taxes (whether imposed on the registered holder or such person) payable on account of the transfer to such person will be deducted from the purchase price unless satisfactory evidence of the payment of such taxes or exemption therefrom is submitted.

        9.    Important Tax Information.    Under current U.S. federal income tax law, the Depositary (as payor) may be required to withhold a portion of any payments made to certain Unitholders (or other payees) in accordance with the terms of the Offer. To prevent backup withholding, each U.S. Holder (as defined in the Offer to Purchase) or other U.S. payee should either (x) provide the Depositary his correct taxpayer identification number ("TIN") by completing the copy of the IRS Form W-9 attached to this Letter of Transmittal, certifying that (1) he is a "United States person" (as defined in section 7701(a)(30) of the Code), (2) the TIN provided is correct (or that such U.S. Holder is awaiting a TIN) and (3) the U.S. Holder is exempt from backup withholding because (i) the U.S. Holder has not been notified by the Internal Revenue Service (the "IRS") that he is subject to backup withholding as a result of a failure to report all interest or dividends, or (ii) the IRS has notified the U.S. Holder that he is no longer subject to backup withholding or (y) otherwise establish an exemption. In general, for an individual, the TIN is such individual's social security number. If the Depositary is not provided with the correct TIN, the U.S. Holder (or other payee) may be subject to a $50 penalty imposed by the IRS, and any reportable payments made to such person may be subject to backup withholding at the applicable rate, currently 28%. Such reportable payments generally will be subject to information reporting, even if the Depositary is provided with a TIN. If a U.S. Holder has not been issued a TIN and has applied for one or intends to apply for one in the near future, such U.S. Holder should write "Applied For" in the space provided for the TIN in Part I of Form W-9 and sign and date the Form W-9. If "Applied For" is written in Part I and the Depositary is not provided with a TIN prior to the date of payment, the Depositary will withhold 28% of any reportable payments made to the U.S. Holder. For further information concerning backup withholding and instructions for completing Form W-9 (including how to obtain a TIN if you do not have one and how to complete Form W-9 if the Units are held in more than one name), consult the instructions in the enclosed Form W-9 contained in this Letter of Transmittal.

        Certain persons (including, among others, all corporations and certain non-U.S. persons) are not subject to these backup withholding and reporting requirements. Exempt U.S. persons should indicate their exempt status on Form W-9. To satisfy the Depositary that a non-U.S. person qualifies as an exempt recipient, such person must submit an applicable IRS Form W-8 (such as an IRS Form W-8BEN), signed under penalties of perjury, attesting to that person's non-U.S. status. An applicable IRS Form W-8 can be obtained from the Depositary. Unitholders should consult their tax advisors as to any qualification for exemption from backup withholding, and the procedure for obtaining the exemption.

        A Unitholder's failure to complete Form W-9, the applicable IRS Form W-8 or other appropriate form will not, by itself, cause such Unitholder's Units to be deemed invalidly delivered, but may require the Depositary to withhold a portion of any payments made to such Unitholder in accordance with the terms of the Offer. Backup withholding is not an additional U.S. federal income tax. Rather, the amount of U.S. federal income tax withheld will be creditable against the U.S. federal income tax liability of a person subject to backup withholding. If backup withholding results in an overpayment of U.S. federal income tax, a refund may be obtained provided that the required information is timely furnished to the IRS.

NOTE: FAILURE TO COMPLETE AND RETURN FORM W-9 MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY REPORTABLE PAYMENTS MADE TO YOU PURSUANT TO THE TERMS OF THE OFFER. PLEASE REVIEW THE ENCLOSED FORM W-9 AND INSTRUCTIONS CONTAINED IN THIS LETTER OF TRANSMITTAL FOR ADDITIONAL DETAILS.

        Questions and requests for assistance or for additional copies of this Offer to Purchase and the Letter of Transmittal may be directed to the Information Agent at its telephone number and address listed below. You may also contact your broker, dealer, bank, trust company or other nominee for assistance concerning the Offer.

The Information Agent for the Offer is:

501 Madison Avenue, 20th Floor
New York, New York 10022
Unitholders Call Toll-Free:
(888) 750-5834

Banks & Brokers Call Collect: (212) 750-5833

Form W-9 (Rev. October 2007) Department of the Treasury Internal Revenue Service	Request for Taxpayer Identification Number and Certification	Give form to the requester. Do not send to the IRS.

Print or type
        See Specific Instructions on page 2.

Name (as shown on your income tax return)

Business name, if different from above

Check appropriate box:	☐ Individual/Sole proprietor	☐ Corporation	☐ Partnership	☐ Exempt
☐ Limited liability company. Enter the tax classification (D=disregarded entity, C=corporation, P=partnership) > ......				payee
☐ Other (see instructions) >

Address (number, street, and apt. or suite no.)				Requester's name and address (optional)

City, state, and ZIP code

List account number(s) here (optional)

  Part I Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. The TIN provided must match the name given on Line 1 to avoid backup withholding. For individuals, this is your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the Part I instructions on page 3. For other entities, it is your employer identification number (EIN). If you do not have a number, see How to get a TIN on page 3.

Note: If the account is in more than one name, see the chart on page 4 for guidelines on whose number to enter.

Social security number [ ][ ][ ]-[ ][ ]-[ ][ ][ ][ ]	or	Employer identification number [ ][ ]-[ ][ ][ ][ ][ ][ ]

  Part II Certification

Under penalties of perjury, I certify that:

1.	The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and
2.
I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

3.	I am a U.S. citizen or other U.S. person (defined below).

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the Certification, but you must provide your correct TIN. See the instructions on page 4.

Sign Here	Signature of U.S. person >	Date >

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Purpose of Form

A person who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) to report, for example, income paid to you, real estate transactions, mortgage interest you paid, acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA.

     Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN to the person requesting it (the requester) and, when applicable, to:

     1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),

     2. Certify that you are not subject to backup withholding, or

     3. Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners' share of effectively connected income.

Note. If a requester gives you a form other than Form W-9 to request your TIN, you must use the requester's form if it is substantially similar to this Form W-9.

Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are:

• An individual who is a U.S. citizen or U.S. resident alien,

• A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States,

• An estate (other than a foreign estate), or

• A domestic trust (as defined in Regulations section 301.7701-7).

Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax on any foreign partners' share of income from such business. Further, in certain cases where a Form W-9 has not been received, a partnership is required to presume that a partner is a foreign person, and pay the withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid withholding on your share of partnership income.

Cat. No. 10231X	Form W-9 (Rev. 10-2007)

Form W-9 (Rev. 10-2007)	Page 2

     The person who gives Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States is in the following cases:

• The U.S. owner of a disregarded entity and not the entity,

• The U.S. grantor or other owner of a grantor trust and not the trust, and

• The U.S. trust (other than a grantor trust) and not the beneficiaries of the trust.

Foreign person. If you are a foreign person, do not use Form W-9. Instead, use the appropriate Form W-8 (see Publication 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).

Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a "saving clause." Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes.

     If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items:

     1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.

     2. The treaty article addressing the income.

     3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions.

     4. The type and amount of income that qualifies for the exemption from tax.

     5. Sufficient facts to justify the exemption from tax under the terms of the treaty article.

     Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the US.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.

     If you are a nonresident alien or a foreign entity not subject to backup withholding, give the requester the appropriate completed Form W-8.

What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS 28% of such payments. This is called "backup withholding." Payments that may be subject to backup withholding include interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

     You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.

Payments you receive will be subject to backup withholding if:

1. You do not furnish your TIN to the requester,

2. You do not certify your TIN when required (see the Part II instructions on page 3 for details),

3. The IRS tells the requester that you furnished an incorrect TIN,

4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or

5. You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only).

     Certain payees and payments are exempt from backup withholding. See the instructions below and the separate Instructions for the Requester of Form W-9.

     Also see Special rules for partnerships on page 1.

Penalties

Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

Specific Instructions

Name

If you are an individual, you must generally enter the name shown on your income tax return. However, if you have changed your last name, for instance, due to marriage without informing the Social Security Administration of the name change, enter your first name, the last name shown on your social security card, and your new last name.

     If the account is in joint names, list first, and then circle, the name of the person or entity whose number you entered in Part I of the form.

Sole proprietor. Enter your individual name as shown on your income tax return on the "Name" line. You may enter your business, trade, or "doing business as (DBA)" name on the "Business name" line.

Limited liability company (LLC). Check the "Limited liability company" box only and enter the appropriate code for the tax classification ("D" for disregarded entity, "C" for corporation, "P" for partnership) in the space provided.

     For a single-member LLC (including a foreign LLC with a domestic owner) that is disregarded as an entity separate from its owner under Regulations section 301.7701-3, enter the owner's name on the "Name" line. Enter the LLC's name on the "Business name" line.

     For an LLC classified as a partnership or a corporation, enter the LLC's name on the "Name" line and any business, trade, or DBA name on the "Business name" line.

Other entities. Enter your business name as shown on required federal tax documents on the "Name" line. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on the "Business name" line.

Note. You are requested to check the appropriate box for your status (individual/sole proprietor, corporation, etc.).

Form W-9 (Rev. 10-2007)	Page 3

Exempt Payee

If you are exempt from backup withholding, enter your name as described above and check the appropriate box for your status, then check the "Exempt payee" box in the line following the business name, sign and date the form.

Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends.

Note. If you are exempt from backup withholding, you should still complete this form to avoid possible erroneous backup withholding.

     The following payees are exempt from backup withholding:

     1. An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2),

     2. The United States or any of its agencies or instrumentalities,

     3. A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities,

     4. A foreign government or any of its political subdivisions, agencies, or instrumentalities, or

     5. An international organization or any of its agencies or instrumentalities.

     Other payees that may be exempt from backup withholding include:

     6. A corporation,

     7. A foreign central bank of issue,

     8. A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States,

     9. A futures commission merchant registered with the Commodity Futures Trading Commission,

     10. A real estate investment trust,

     11. An entity registered at all times during the tax year under the Investment Company Act of 1940,

     12. A common trust fund operated by a bank under section 584(a),

     13. A financial institution,

     14. A middleman known in the investment community as a nominee or custodian, or

     15. A trust exempt from tax under section 664 or described in section 4947.

     The chart below shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 15.

IF the payment is for . . .	THEN the payment is exempt for . . .
Interest and dividend payments	All exempt payees except for 9
Broker transactions	Exempt payees 1 through 13. Also, a person registered under the investment Advisers Act of 1940 who regularly acts as a broker
Barter exchange transactions and patronage dividends	Exempt payees 1 through 5
Payments over $600 required to be reported and direct sales over $5,000[1]	Generally, exempt payees 1 through 7[2]

1 See Form 1099-MISC, Miscellaneous Income, and its instructions.

2 However, the following payments made to a corporation (including gross proceeds paid to an attorney under section 6045(f), even if the attorney is a corporation) and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys' fees, and payments for services paid by a federal executive agency.

Part I. Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see How to get a TIN below.

     If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN. However, the IRS prefers that you use your SSN.

     If you are a single-member LLC that is disregarded as an entity separate from its owner (see Limited liability company (LLC) on page 2), enter the owner's SSN (or EIN, if the owner has one). Do not enter the disregarded entity's EIN. If the LLC is classified as a corporation or partnership, enter the entity's EIN.

Note. See the chart on page 4 for further clarification of name and TIN combinations.

How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at www.ssa.gov. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses and clicking on Employer Identification Number (EIN) under Starting a Business. You can get Forms W-7 and SS-4 from the IRS by visiting www.irs.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

     If you are asked to complete Form W-9 but do not have a TIN, write "Applied For" in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

Note. Entering "Applied For" means that you have already applied for a TIN or that you intend to apply for one soon.

Caution: A disregarded domestic entity that has a foreign owner must use the appropriate Form W-8.

Part II. Certification

To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if items 1, 4, and 5 below indicate otherwise.

     For a joint account, only the person whose TIN is shown in Part I should sign (when required). Exempt payees, see Exempt Payee on page 2.

Signature requirements. Complete the certification as indicated in 1 through 5 below.

     1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification.

     2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

Form W-9 (Rev. 10-2007)	Page 4

     3. You must sign the certification. You may cross out item 2 of the certification.

     4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. "Other payments" include payments made in the course of the requester's trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).

     5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification.

What Name and Number To Give the Requester
For this type of account:			Give name and SSN of:
1.	Individual		The individual
2.	Two or more individuals (joint account)		The actual owner of the account or, if combined funds, the first individual on the account [1]
3.	Custodian account of a minor (Uniform Gift to Minors Act)		The minor [2]
4.	a.	The usual revocable savings trust (grantor is also trustee)	The grantor-trustee [1]
	b.	So-called trust account that is not a legal or valid trust under state law	The actual owner [1]
5.	Sole proprietorship or disregarded entity owned by an individual		The owner [3]
For this type of account:			Give name and EIN of:
6.	Disregarded entity not owned by an individual		The owner
7.	A valid trust, estate, or pension trust		Legal entity [4]
8.	Corporate or LLC electing corporate status on Form 8832		The corporation
9.	Association, club, religious, charitable, educational, or other tax-exempt organization		The organization
10.	Partnership or multi-member LLC		The partnership
11.	A broker or registered nominee		The broker or nominee
12.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments		The public entity

1 List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person's number must be furnished.

2 Circle the minor's name and furnish the minor's SSN.

3 You must show your individual name and you may also enter your business or "DBA" name on the second line. You may use either your SSN or EIN (if you have one), but the IRS encourages you to use your SSN.

4 List first and circle the name of the trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Also see Special rules for partnerships on page 1.

Note. If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

Secure Your Tax Records from Identity Theft

Identity theft occurs when someone uses your personal information such as your name, social security number (SSN), or other identifying information, without your permission, to commit fraud or other crimes. An identity thief may use your SSN to get a job or may file a tax return using your SSN to receive a refund.

     To reduce your risk:

• Protect your SSN,

• Ensure your employer is protecting your SSN, and

• Be careful when choosing a tax preparer.

     Call the IRS at 1-800-829-1040 if you think your identity has been used inappropriately for tax purposes.

     Victims of identity theft who are experiencing economic harm or a system problem, or are seeking help in resolving tax problems that have not been resolved through normal channels, may be eligible for Taxpayer Advocate Service (TAS) assistance. You can reach TAS by calling the TAS toll-free case intake line at 1-877-777-4778.

Protect yourself from suspicious emails or phishing schemes. Phishing is the creation and use of email and websites designed to mimic legitimate business emails and websites. The most common act is sending an email to a user falsely claiming to be an established legitimate enterprise in an attempt to scam the user into surrendering private information that will be used for identity theft.

     The IRS does not initiate contacts with taxpayers via emails. Also, the IRS does not request personal detailed information through email or ask taxpayers for the PIN numbers, passwords, or similar secret access information for their credit card, bank, or other financial accounts.

     If you receive an unsolicited email claiming to be from the IRS, forward this message to phishing@irs.gov. You may also report misuse of the IRS name, logo, or other IRS personal property to the Treasury Inspector General for Tax Administration at 1-800-366-4484. You can forward suspicious emails to the Federal Trade Commission at: spam@uce.gov or contact them at www.consumer.gov/idtheft or 1-877-IDTHEFT(438-4338).

     Visit the IRS website at www.irs.gov to learn more about identity theft and how to reduce your risk.

Privacy Act Notice

Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, or Archer MSA or HSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia, and U.S. possessions to carry out their tax laws. We may also disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism.

You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties may also apply.

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